Form – 8K Makena™ Conference Call February 14, 2011 Exhibit 99

Cautionary Language
This document contains various forward-looking statements within the meaning of the United States Litigation
Reform Act of 1995 (the “PSLRA”) and that may be based on or include assumptions concerning the operations,
future results and prospects of the Company.   Such statements may be identified by the use of words like “plan,”
“expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential”
and other expressions that indicate future events and trends.
All statements that address expectations or projections about the future, including without limitation, statements about product development, product launches, regulatory approvals, governmental and regulatory actions and proceedings, market position, acquisitions, sale of assets, revenues, expenditures, resumption of manufacturing and distribution of products and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.
All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, the Company provides the cautionary statements set forth on Appendix A hereto which identify important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
New factors emerge from time-to-time, and it is not possible for the Company to predict which factors will arise,
when they will arise and/or their effects.   In addition, the Company cannot assess the impact of each factor on its future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Cautionary Language
In connection with the PSLRA’s “safe harbor” provisions, the Company provides the following cautionary statements which identify important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.
Such factors include (but are not limited to) the following:
1. the ability to continue as a going concern
2. the terms of our recently executed secured loan agreement with U.S. Healthcare I, L.L.C. and U.S. Healthcare II, L.L.C.
(together, the “lenders”), as more fully described in Item 1 – “Business – (b) Significant Recent Developments-Financing”
in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010 (the “Form 10-K”) could have an adverse effect on us if we are not able to refinance it or repay it at maturity on March 20, 2013, or earlier in accordance with its terms or if we experience an event of default and such terms contain numerous affirmative and negative covenants and conditions that must be met in order to avoid default and/or to qualify for additional loan tranches, and there are substantial risks of triggering defaults with respect to such covenants and/or the occurrence or non-occurrence of conditions that would preclude the Company from being able to draw down additional loan tranches, which could materially adversely impact the Company, lead to foreclosure on the Company assets acting as collateral for the loan agreement, and adversely affect the Company’s ability to operate;
3. the possibility of not obtaining FDA approvals or delay in obtaining FDA approvals;
4. new product development and launch, including the possibility that any product launch may be delayed or unsuccessful, including with respect to Makena™.
5. acceptance of and demand for the Company’s new pharmaceutical products, including Makena™, and for our current products upon their return to the marketplace, as well as the number of preterm births for which Makena™ may be prescribed and its safety profile and side effects profile;
6. the possibility that any period of exclusivity may not be realized, including with respect to Makena™, a designated Orphan
Drug;
7. the satisfaction or waiver of the terms and conditions for the acquisition of the full U.S. and worldwide rights to Makena™
set forth in the previously disclosed Makena™ acquisition agreement, as amended;

Cautionary Language
8. the consent decree between the Company and the U.S. Food and Drug Administration (“FDA”) and the Company’s
suspension of the production and shipment of all of the products that it manufactures (other than the Potassium Chloride ER
Capsule products that are the subject of the FDA letter received September 8, 2010 allowing the return of those products to the marketplace) and the related nationwide recall affecting all of the other products that it manufactures, as well as the related material adverse effect on its revenue, assets and liquidity and capital resources, as more fully described in Item 1 –
“Business – (b) Significant Recent Developments – Discontinuation of Manufacturing and Distribution; Product Recalls; and
the FDA Consent Decree” in the Form 10-K for fiscal 2010;
9. the two agreements between the Company and the Office of Inspector General of the U.S. Department of Health and
Human Services (“HHS OIG”) pertaining to the exclusion of our former chief executive officer from participation in federal healthcare programs and pertaining to the dissolution of our ETHEX subsidiary, in order to resolve the risk of potential exclusion of our Company, as more fully described in Note 15 – “Commitments and Contingencies – Litigation and
Governmental Inquiries” of the Notes to the Consolidated Financial Statements included in the Form 10-K for fiscal 2010;
10. the plea agreement between the Company and the U.S. Department of Justice and the Company’s obligations therewith, as well as the related material adverse effect, if any, on its revenue, assets and liquidity and capital resources, as more fully described in Item 1 – “:Business – (b) Significant Recent Developments – Plea Agreement with the U.S. Department of
Justice” in the Form 10-K for fiscal 2010;
11. changes in the current and future business environment, including interest rates and capital and consumer spending;
12. the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;
13. the regulatory environment, including regulatory agency and judicial actions and changes in applicable laws or regulations, including the risks of obtaining necessary state licenses in a timely manner;
14. fluctuations in revenues;

Cautionary Language
15. the difficulty of predicting the pattern of inventory movements by the Company’s customers;
16. the impact of competitive response to the Company’s sales, marketing and strategic efforts, including introduction or potential introduction of generic or competing products sold by the Company and its subsidiaries, including Makena™, and including competitive pricing changes;
17. risks that the Company may not ultimately prevail in litigation, including product liability lawsuits and challenges to its intellectual property rights by actual or potential competitors or to its ability to market generic products due to brand company patents and challenges or other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 15 – “Commitments and Contingencies” of the Notes to the Consolidated
Financial Statements in the Form 10-K, and that any adverse judgments or settlements of such litigation, including product liability lawsuits, may be material to the Company;
18. the possibility that our current estimates of the financial effect of certain announced product recalls could prove to be incorrect;
19. whether any product recalls or product introductions result in litigation, agency action or material damages;
20. failure to supply claims by certain of the Company’s customers, including CVS Pharmacy, Inc., that, despite the formal discontinuation action by the Company of its products, the Company should compensate such customers for any additional costs they allegedly incurred for procuring products the Company did not sell;
21. the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals, as more fully described in Note 15 – “Commitments and Contingencies – Litigation and
Governmental Inquiries” of the Notes to the Consolidated Financial Statements in the Form 10-K for fiscal 2010;’
22. the possibility that insurance proceeds are insufficient to cover potential losses that may arise from litigation, including with respect to product liability or securities litigation;

Cautionary Language
23. the informal inquiries initiated by the SECX and any related or additional government investigation or enforcement  proceedings as more fully described in Note 15 – “Commitments and Contingencies – Litigation and Government  Inquiries,” of the Notes to the Consolidated
Financial Statements in the Form 10-K for fiscal 2010;
24. the possibility that the pending investigation by the Office of Inspector General of the Department of Health and Human  Services into potential false claims under the Title 42 of the U.S. Code as more fully described in Note 15 – “Commitments and Contingencies –
Litigation and Government Inquiries” of the Notes to the Consolidated Financial  Statements in the Form 10-K for fiscal 2010 could result in significant civil fines or penalties including exclusion from  participation in federal healthcare programs such as Medicare and
Medicaid;
25. delays in returning, or failure to return, certain or many of the Company’s approved products to market, including loss of  market share as a result of the suspension of shipments, and related costs;
26. the ability to sell or license certain assets, and the purchase prices, milestones, terms and conditions of such  transactions;
27. the possibility that default on one type or class of the Company’s indebtedness, or in certain contracts or agreements referenced in our recently executed secured loan agreement with the Lenders, could result in cross default under, and  the acceleration of , its other indebtedness or such secured loan agreement;
28. the risks that present or future changes in the Board of Directors or management may lead to an acceleration of the Company’s bonds or to adverse actions by government agencies, our lenders or our auditors;
29. the risks that even though the price and 30-day average price of the Company’s Class A common stock and Class B common stock have recently again begun satisfying the quantitative listing standards of the New York Stock Exchange,  including with respect to minimum share price and public float, the Company can provide no assurances that they will  remain at such levels thereafter; and;
30. the risks detailed from time-to-time in the Company’s filings with the SEC.

Cautionary Language
This discussion is not exhaustive, but is designed to highlight important factors that may impact the Company’s forward-looking statements.  Because the factors referred to above, as well as the statements included under the captions Part I, Item 1A – “Risks Factors”, Part II, Item 7 – “Management’s Discussion and Analysis of Financial
Condition and Results of Operations” and elsewhere in the Form 10-K, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on the Company’s behalf, you should not place undue reliance on any forward-looking statements.
All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in the “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A – “Risks Factors” in the Form 10-K, as supplemented by the Company’s SEC filings.
Further, any forward-looking statements speaks only as of the date on which it is made and the Company is under no obligation to update any of the forward-looking statements after the date of this release.

KV Pharmaceutical Conference Call –
Milestone:  FDA Approval of Makena™
• Strengthened Liquidity Position
• Review of Clinical Data
• Commercialization Plans
• Update on Recent Financing
• Update on Plans for Generic Business
• General Update on Other Areas of the Business

KV Pharmaceutical –
Latest Liquidity Update
• Today is another important step forward for KV in our return to sustainability
• First, we have secured an additional $32MM via a private placement that we announced this morning
• Additionally, we have reached an agreement on terms to amend our current loan with Centerbridge/US Healthcare I and II and received a commitment for a $130MM loan
• Both of these milestones provide a significant liquidity boost at a critical time as we prepare for the launch of Makena in the upcoming weeks
• Our CFO Tom McHugh will cover both important developments in more detail later in the call

Makena™ FDA Approval –
Overview
• First and only FDA-approved treatment to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. It is important to note that
Makena is not intended for use in women with multiple gestations or other risk factors for preterm birth.
• FDA approval of Makena™ is an important step towards
achievement of our Company’s primary strategy, which is to focus on the development and commercialization of branded specialty pharmaceuticals, with an emphasis on women’s health.
• The trade name was changed from Gestiva™ to Makena™ to
ensure there is no confusion with other pharmaceutical products already on the market that may not be suitable for use during pregnancy.

• The March of Dimes has characterized preterm birth as a public health crisis. The Institute of Medicine estimated that preterm birth cost the nation at least $26 billion in 2005. Preterm birth affects more than half a million babies and their families every year.
• Once a woman experiences a preterm birth, she is at increased risk of having a future preterm birth.
• Makena™ is the first and only FDA-approved treatment to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. It is important to note that Makena is not intended for use in women with multiple gestations or other risk factors for preterm birth.
• FDA approval of Makena™ is a major advance for clinically eligible mothers and their healthcare providers, because for the first time, the many benefits associated with FDA approval will be available to them.
Makena™ FDA Approval –
Overview

Makena™ FDA Approval –
Indications and Usage
• On February 3, 2010 the U.S. Food and Drug Administration approved
Makena, formerly known as Gestiva, to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.  The effectiveness of Makena is based on improvement in the proportion of women who delivered at less than 37 weeks of gestation.  There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.
• Limitation of use:  While there are many risk factors for preterm birth, the safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth.  Makena is not intended for use in women with multiple gestations or other risk factors for preterm birth.
• For those on the call interested in seeing the full prescribing information for
Makena, please visit our Web site at www.kvpharmaceutical.com.

Makena™ FDA Approval –
Clinical Data
• The safety and efficacy of Makena™ in reducing the
risk of spontaneous preterm birth was demonstrated in a
multicenter, double-blind, placebo-controlled clinical trial with results published in the
New England Journal of Medicine
in 2003.
• This clinical trial enrolled 463 women (ranging in age from 16 to 43 years old) who were pregnant with a single baby, and who had a documented history of a singleton spontaneous preterm birth.
• Women in the study were randomized to receive either Makena™ or placebo at a dose of 250 mg, administered weekly by intramuscular injection, starting between 16 and 20 weeks of gestation, and continuing until 37 weeks of gestation or delivery, whichever came first.

Makena™ FDA Approval –
Clinical Data
• This study demonstrated that Makena™ reduces the risk of
preterm birth.  Compared to placebo, treatment with
Makena™ reduced the proportion of women who delivered at
less than 37 weeks of gestation. However, after adjusting for time in the study, 7.5% of Makena-treated patients delivered at less than 25 weeks of gestation compared to 4.7% of
control patients.
• Certain complications or events associated with pregnancy
were numerically increased in women who received Makena.
These included miscarriage, stillbirth, hospital admission for preterm labor, preeclampsia, gestational hypertension,
gestational diabetes, and low amniotic fluid levels.

Makena™ FDA Approval –
Clinical Data
• Prescribers should also be aware that Makena may cause serious side effects including blood clots, allergic reactions, depression, and yellowing of skin and the whites of eyes. The most common side effects of Makena are injection site reactions (such as pain, swelling, itching, bruising, or a hard bump), hives, itching, nausea, and diarrhea.
• The effectiveness of Makena is based on improvement in the proportion of women who delivered at less than 37 weeks of
gestation.  There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Makena™ FDA Approval –
Clinical Data
• Makena™ was approved through the FDA’s Accelerated
Approval Regulations (also known as “Sub-Part H”).
• Sub-Part H applies to certain new drug products that have
been studied for their safety and efficacy in treating serious or life-threatening illnesses, and that provide meaningful
therapeutic benefit to patients over existing treatments.
• Under this approval path, FDA may grant marketing
approval for the new drug product on the basis of one
adequate and well-controlled clinical trial, but may also
require that additional clinical trials be conducted following the drug’s approval to verify the drug’s clinical benefit.

Makena™ FDA Approval –
Clinical Data
• KV has initiated and will continue to invest in a large scale long-term Phase IIIB study of Makena™, consistent with
our post-approval commitment to FDA on the approval of
Makena™.  Our Scientific Team is dedicated to the
continued study of Makena, just as our Company is
committed to the ongoing investment required to complete
this study.  The data generated from this global study will
add substantially to the medical knowledge available on
preterm birth.
• For full prescribing information for Makena, please visit our website at www.kvpharmaceutical.com.

Makena™ FDA Approval –
Commercialization Plans
• Prior to FDA approval of Makena, mothers who could benefit from therapy faced significant barriers to accessing treatment due to the absence of a commercially-available, FDA-approved product.
• Our Company has carefully studied how to best remove these barriers and built our go-to-market strategy to ensure that we are in position to help fulfill the promise of Makena™ by
facilitating access to this critically important medication for every eligible patient.
• In addition to carefully studying the specific issues associated with preterm birth, our Company has a distinguished heritage in women’s health and a deep appreciation for how to best
engage the healthcare providers who care for Makena-eligible moms.

Makena™ FDA Approval –
Commercialization Plans
• Ther-Rx has more than 10 years’ of experience and extensive relationships with a majority of the audience for Makena,
which is comprised of approximately 2,200 MFM specialists
and approximately 18,000 OBs.
• To directly support our commitment to ensuring access for all eligible patients, we will be launching Makena with a
dedicated sales force of 150 Representatives, an expansion
from our current team of approximately 55 representatives.
• In approximately 30 days, our launch sales force will be
thoroughly trained, properly deployed, and fully prepared to help ensure that healthcare providers know exactly how to
access Makena for their patients.

Makena™ FDA Approval –
Commercialization Plans
• Specialty injectible products like Makena™ require a
sophisticated and customized approach to distribution.
• Specialty injectable products like Makena require a
sophisticated and customized approach to access.
• Our network of leading specialty pharmacies and specialty
distributors will be anchored by a dedicated customer support center – the “Makena™ Care Connection” – that has been
designed to help ensure access to this important medication.

Makena™ FDA Approval –
Commercialization Plans
• Makena™ Care Connection
– Comprehensive program for patients and healthcare providers that provides administrative, financial and treatment support for
Makena™ in one single point of contact.
– Fully developed, staffed and ready to process the first Makena™
prescription.
– Will work closely with our customers to ensure that prescriptions for Makena™ are processed rapidly and that Makena™ vials are delivered reliably.
– Services designed to support therapy for patients include:
• Administrative support such as insurance benefit investigation and prescription fulfillment.
• Wherever needed, help connect Makena™ eligible patients with the appropriate financial and co-pay assistance programs.
• Help coordinate treatment support, such as education information, home health care service, and scheduled treatment reminders.

Makena™ FDA Approval –
Manufacturing
• Makena™ will be manufactured by a reputable third-party contract manufacturing organization and is expected to be available for prescribing before the end of March.  We have secured enough product supply to meet eligible patient needs starting on Day 1 of distribution.
• FDA-approved Makena™ offers healthcare providers and eligible women the comfort of knowing that they are prescribing and
receiving:
– A product that has been rigorously reviewed for safety and efficacy.
– A product that is manufactured in a facility that is compliant with
FDA regulations.
– A product that is consistent from dose-to-dose.

Makena™ FDA Approval –
Pricing and Access
• Makena™ has been designated orphan drug status by the FDA.  As an orphan drug, the Makena™ eligible population of women is
relatively small, but easily identifiable and very important.
• Makena™ is used for a relatively short and well-defined period during pregnancy to help give babies the time they need to develop in the womb.
• Along with increased risk for a recurrent preterm birth, the average first-year medical costs for a preterm birth, including both in-patient and outpatient care, is more than $51,000, which is 10 times greater than a full-term infant birth, according to the March of Dimes in
2008.
• FDA-approved Makena™ fulfills critical unmet needs for the high-
risk population of Makena-eligible moms who have experienced a singleton spontaneous preterm birth

Makena™ FDA Approval –
Pricing and Access
• The list price of Makena™ will be $1,500 per injection.
Intramuscular injections are administered weekly starting
between 16 and 20 weeks of gestation, and continuing until
37 weeks of gestation or delivery, whichever comes first.   We
believe that patients will receive approximately 15-20
injections on average.
• Based on the eligible patient population, which has been
estimated in the literature at approximately 140,000, and
given that preterm birth can be costly to a health plan, we
anticipate that commercial payers and state Medicaid
programs will cover and reimburse Makena™.
• Many of our payer partners have a distinguished history in working toward the prevention of preterm birth as part of their ongoing corporate social responsibility and quality
improvement initiatives.

Makena™ FDA Approval –
Pricing and Access
• We anticipate that some patients may need financial assistance, and we have established a comprehensive patient assistance
program to help facilitate access to Makena through the Makena
Care Connection.
• Exemplifying our commitment to patient access, our comprehensive financial assistance program covers both uninsured and insured patients, based on income eligibility requirements.  Specifically, women with household incomes up to $100,000 will be eligible for financial assistance.  Notably, this income level includes
approximately 85% of U.S. households.

Other Items –
Financial Update
• Management’s focus since our January 2011 announcement
of Makena’s approval delay and the Company’s liquidity
evaluation
– Re-negotiating the agreement with Hologic to change the
milestone payment schedule which was completed about a week
and a half ago and has been announced, resulting in a near term liquidity improvement of $65MM
– Coupled with the amendment we made to the DOJ payment
schedule that we announced in November, we have freed up
nearly $75MM of near term liquidity
• The second key initiative has been  to complete a capital raise through a PIPE transaction that was announced earlier this
morning

Other Items –
Financial Update
• Additionally, we have been negotiating an amendment to the loan arrangements with U.S. Healthcare I and II, funds owned by Centerbridge, which will be completed by the end of this
week.
• The financial areas upon which we will provide an update
today include:
– Debt and liquidity overview
– An update on our return to being a current and timely SEC filer

Financial Update – Liquidity
• We announced this morning the completion of a PIPE transaction from which we generated gross proceeds of $32MM and issued
about 10 million shares.
• We will use $20MM to pay down the loan with US Healthcare I and
II, and the remaining net proceeds will be available for the operating needs of the business, primarily targeted to the launch of Makena.

Financial Update – Liquidity
• We also announced that we are finalizing amendments to our existing loan arrangements with US Healthcare I and II.  A high level summary follows:
– We received a funding commitment for $130MM
– Covenants in the previous loan agreement are being amended so that they are aligned with our current business strategy and financial projections
– KV will issue 7.5 million additional warrants to U.S. Healthcare

Financial Update – Liquidity
• With regards to our shares outstanding, after giving full pro forma effect to the PIPE and the warrants, our total
outstanding share count will be approximately 83.5 million
shares, as follows:
– 50 million outstanding Class A & B shares
– 20 million of warrants for Class A shares to U.S. Healthcare
– 10 million Class A shares issued with the PIPE
– 3.5 million stock options

Financial Update – Cash
• With respect to cash and available loan proceeds, at December 31,
2010 we had approximately $31 million and as of today, we have approximately $20 million, which gives pro forma effect to
approximately $10MM of proceeds from the PIPE, after using
$20MM to pay down the loan with U.S. Healthcare and fees
associated with the transaction
• Important to note is that today’s cash balance also reflects the $12.5 million payment to Hologic made last week in order to complete the transfer of Makena to KV

Financial Update – Expenses
• Our gross cash operating expenses over the past 4 or 5 months have averaged $13 million per month and have fluctuated in a range of $10 to $15 million per month
• We expect that our total cash operating costs in the quarter ended
March 31, 2011 will be in the range of $50 to $60 million, which includes the $12.5MM milestone payment to Hologic
• As we look forward, it is important to note that these costs also include our generics business, which we have previously announced we are planning to divest
• While we are not providing an estimate of when that divestiture might occur, the cash operating expenses associated with the generics business is in the range of 25% - 30% of our total monthly costs

Financial Update – Expenses
• Our expense run rate over the past several months does not include costs associated with Makena, most of which will be related to adding approximately 95 people to our current sales force of approximately 55 people, as well as other costs related to
advertising and promotions.

Financial Update – Cash Inflows
• We expect that our sources of cash in this quarter will come from continued sales of Evamist, Micro K and KCL as well as the
monetization of certain assets and the collection of remaining tax refunds.  As we announced, KCL was approved by the FDA last
fall and we began selling that product in late calendar 2010.
• We expect that cash collections from these sources will be in the range of $10 to $15 million in the quarter ended March 31, 2011
• Finally, we expect that we will have additional loan proceeds available in March of $15MM from the amended loan facility
• While we plan to launch Makena in March and generate
revenues, we will not collect cash from those sales until early next quarter

Financial Update – Liquidity
• In summary, taking into account all of the items just discussed, we expect cash at March 31, 2011 to be in the range of $10 to
$15 million.
• Based upon a starting point of the cash balance at December 31,
2010 of $31 million, we expect:
– Cash operating expenses of $50 to $60 million, which includes the
$12.5 million milestone payment to Hologic, offset by,
– Net proceeds from the PIPE of approximately $10 million
– A draw on the amended loan facility of $15 million, and,
– Other cash inflows of $10 to $15 million which includes accounts receivable collections and the monetization of certain other assets and remaining tax refunds

Financial Update – US Healthcare I and II
• With respect to our loan arrangement with US Healthcare I and II, here are the current facts:
– In November 2010, we entered into a $60MM senior secured
facility and at the same time a commitment for a $120MM multi-
draw facility.  The multi-draw was designed to accomplish three things:
• First, create available cash to make the initial milestone payment to
Hologic, which we made last week
• Second, retire the existing $60MM loan with US Healthcare I and II and,
• Third, provide working capital to ensure a successful commercial launch of Makena

Financial Update – US Healthcare I and II
• This week, we are working on finalizing the terms of an amendment to the multi-draw which, amongst other things:
– Will result in a $130MM loan commitment;
– Will defer the $60 million that was due March 20, 2011 to three payments of $20 million each as follows:
• The first payment this week when the PIPE is funded
• $20 million in April 2011
• $20 million in August 2011
– Will amend existing covenants to be aligned with our business strategy and projections

Financial Update – US Healthcare I and II
• Our ability to draw on the amended facility will be tied to achievement of certain milestones, primarily related to the
performance of Makena.
• Generally, the draws, all subject to achievement of milestones, will flow as follows:
– $15MM in March
– $15MM in May
– $10MM in each of July, August, September and October

Financial Update – Debt
• Finally, to sum up total debt, we currently have , after giving pro forma effect to $20MM of cash from the PIPE to pay down the
existing loan with U.S. Healthcare, approximately $273 million outstanding, broken down as follows:
– $200 million outstanding in convertible notes
– $40 million outstanding with a senior secured facility with U.S.
Healthcare after the pay down later this week of $20 million from the announced PIPE.  This excludes additional loan availability from amending the multi-draw facility I just described a minute ago, which could add up to another $70 million of debt if we fully utilize the loan.
– $32 million outstanding on our mortgages

Financial Update – Liquidity
• To sum up liquidity, we believe we have the cash available today and on a go forward basis, to ensure a successful launch of
Makena as well as fund KV’s other operating expenses.  We are well positioned to carry out our strategic plan, continue rebuilding
KV and return to sustainable and profitable operations.
• Further, we believe that once we begin generating revenues from
Makena and achieve the return to market of other approved
products, that we will have sufficient cash resources for the on-
going support of our operations.

Financial Update – SEC Filings
• We filed our 10-K for FY 10 at the end of December and we are rapidly working to get caught up on our delinquent quarterly filings for FY11.
• We are already several weeks into the review of our quarter with our external auditors and our expectation is that we will have the three 10-Q’s filed within the next 60 days.
• Once we are caught up on the quarters, we will turn our full attention to closing year end FY11 and a timely filing of our 10-K in mid-June.

Other Items –
General Business Overview
• Longer-term strategic decision to primarily focus and invest our capital as a branded specialty pharmaceutical company
• Committed to rebuilding our Company to sustainable success through the development and commercialization of our branded women’s health business
• Working with third-party consultants and the FDA to obtain approval to resume shipping key products, including our women’s healthcare branded products, Clindesse® and Gynazole-1®
• Regarding Clindesse® and Gynazole-1, the markets in which
these two products participate are largely unchanged since
January of 2009 when the products were removed from the
marketplace as part of the broader KV product withdrawals.  At that time, Clindesse and Gynazole-1 generated combined
annualized product revenues of approximately $60 million and commanded the predominant share of promotional voice.

Other Items –
General Business Overview
• We are currently promoting Evamist, which has remained on the market through the withdrawal of our other products. Evamist has grown share, volume and dollars over the last 12 months, from reported revenues of approximately $8 million, despite significant company disruptions and major sales force reductions.
• We are evaluating strategic alternatives for our generic business,
Nesher Pharmaceuticals, Inc.
• As previously reported the Company has pursued strategic
alternatives for its generics business. We have received several offers however these offers, to date, have been below the
Company’s expectations with regards to upfront value. The
Company is continuing to work with Jefferies and all interested parties to close a transaction.

Other Items –
General Business Overview
• The ANDA assets within Nesher have significant value, and we will continue on a parallel path to prepare the most commercially attractive of those assets for approval and distribution.  This approach allows us to capture the inherent value that exists in
Nesher whether through our own marketing of products, or
ultimately through a divestiture of part or all of that business.
• Nesher has the rights to a portfolio of generic drugs and is currently in the midst of launching its potassium chloride extended release capsules, while additional products for which we have prior market experience continue to advance through the re-
certification process with our third-party consultants, Lachman.
• Going forward, we will continue to evaluate additional products to expand our product portfolio through licensing arrangements, acquisitions or internal development

KV Pharmaceutical Conference Call –
Closing Remarks
• We continue to move forward as a compliant, quality-driven organization.  Our commercial operations are backed by a
proven sales and marketing capability that we believe will return our Company to revenue sustainability, profitability, and value to our shareholders.
• We have a diversified base of assets, coupled with a
passionately committed employee base who has worked very
hard to put us on this path back to success, and who are equally committed to the patients we serve
• We are proud and excited to be in the position of creating access to Makena™, which has great potential to make a positive
difference for the thousands of moms who have experienced a
singleton spontaneous preterm birth

KV Pharmaceutical Conference Call –
Closing Remarks
• This is an important time for the Company.  KV’s Board of
Directors, our management team, and our passionately
dedicated employees are working diligently to return our
Company to self-sustaining revenue performance as quickly as possible
• Makena™ is a truly compelling opportunity.  There are tens of thousands of mothers each year who are eligible for Makena™, and until now, they have not had an FDA-approved product
available to them
• We expect that Makena will be available for prescribing before the end of March
• Our teams are committed to working in partnership with key stakeholders to help ensure that all eligible mothers have
access to Makena

KV Pharmaceutical Conference Call –
Closing Remarks
• With the approval of Makena™ we believe we are poised to
make good progress against our goal of returning to growth
by advancing our specialty products, both branded and
generic, through the steps required to regain FDA approval
to manufacture and distribute them
• As we look forward to what we believe will be an exciting
phase in our return to sustainable and profitable operations, we will communicate important developments regarding our
business and other materials events as they occur

Form – 8K Makena™ Conference Call February 14, 2011